Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-31047, File No. 33-50276, File No. 333-12985, File No. 333-63487, File No. 333-88177, File No. 333-120132, File No. 333-115423, File No. 33-64647, File No. 333-66562, File No. 33-57268) of Tredegar Corporation of our report dated February 28, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Richmond, Virginia
February 28, 2014